UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 15, 2007

Date of Report (Date of earliest event reported)

ABRAXAS PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	0-19118 (Commission File Number)	74-2584033 (IRS Employer Identification No.)

500 N. Loop 1604 East, Suite 100

San Antonio, Texas 78232

(210) 490-4788

(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02. Results of Operations and Financial Condition

On November 13, 2007, Abraxas Petroleum Corporation issued a press release announcing a restatement of the previously reported results for the year ended December 31, 2006, the three months ended March 31, 2007, the three months, six months ended June 30, 2007 and the nine months ended September 30, 2007. Please see Item 4.02(a) below.

Item 4.02(a). Non-Reliance on Previously Issued Financial Statements or a Related Audit Report of Completed Interim Review.

On November 12, 2007, we determined to restate our financial results for the year ended December 31, 2006, the three months ended March 31, 2007, the three months and six months ended June 30, 2007 and the nine months ended September 30, 2007 to reflect the removal of certain of our oil and gas reserves from the proved category. The majority of the reserves in question are slated to target the Montoya formation in the Delaware Basin of West Texas. The Montoya formation is situated between the prolific Devonian formation at 12,000 feet and the Ellenburger formation at 16,000 feet, which were discovered by several major oil companies in the 1960s and have since produced over 1.5 Tcfe in our area. A portion of these reserves were first added to our reserve report in 2001 and another portion was added in later years as additional wells were drilled and the extent of the play was expanded.

In 1999, Mobil began exploiting the Montoya formation with horizontal technology. The discovery well, the Pathomack #1, initially produced at rates in excess of 15 MMcfepd. This success led to renewed industry interest in the area as Mobil, ARCO and others started actively developing the Montoya formation. In 2000, we entered into a joint venture with EOG whereby EOG would develop the Montoya formation on our acreage and earn a portion of our interest in the formation. EOG also shot a 3-D seismic survey over the northern part of our acreage.

Between 2000 and 2003, EOG drilled a total of 7 wells on our acreage – 6 on the northern part under the 3-D survey and 1 on the southern part of our acreage in the Howe field. All of the wells were drilled horizontally into the Montoya formation and, as of June 30, 2007, had a combined estimated ultimate recovery of 43 Bcfe (6 Bcfe per well).

At December 31, 2001, NYMEX gas prices were $2.57 per MMbtu. When preparing for our year-end 2001 reserve report, we evaluated our producing wells in the northern part of our leasehold and compared our logs to those of the EOG wells and also studied and interpreted the 3-D seismic data. We, together with our independent third party reservoir engineers, concluded that some of the producing wells had analogous characteristics to the EOG wells producing from the Montoya formation. As a result, we were reasonably certain that some of our wells that were currently producing from a shallower formation would also be productive from the Montoya formation. We included the Montoya reserves in our 2001 reserve report and scheduled the deepening projects to begin when the shallower formation was estimated to reach its economic limit, which due to the low gas price environment, was estimated to be within a relatively short timeframe. With each subsequent year-end reserve report, the scheduling of the deepening projects moved in tandem with gas prices, which dictated when the shallower formation was estimated to reach its economic limit, and thus the beginning of the next phase. At December 31, 2002 and December 31, 2003, less than 1% of Abraxas Petroleum’s proved reserves were scheduled to be developed more than 6 years beyond the date of the reserve report.

Gas prices have increased and are currently trading in the $8.00 per MMbtu range. The increase in gas prices has caused the estimate for the economic limit of the shallower formation to be extended out many years in the future and Abraxas Petroleum decided to continue to produce the wells until they reached their economic limit before commencing the deepening projects. The deepening projects require significant capital expenditures as the wells are currently not drilled to a depth that would allow production from the deeper formation, which at December 31, 2006, was estimated to be approximately $10 million. As a result, after consultation with our independent petroleum engineers and a review of the new Society of Petroleum Engineers’ guidelines promulgated in 2007, Abraxas Petroleum concluded that it could not know with reasonable certainty what changes could occur over the next 15 years and as a result reclassified the reserves from the proved category.

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We have reclassified these reserves to remove them from the proved undeveloped category as previously reported in our 2006 Form 10-K. These reserves represented approximately 12% of our proved reserves at December 31, 2006 but only approximately 3% of our PV-10 at such date. The following table shows the reserves previously reported in our 2006 10-K and those reported in the Form 10-K/A No. 3.

Estimated Reserves at December 31, 2006
Previously Reported				As Amended
(dollars in thousands)

Proved Developed	Proved Undeveloped	Total Proved	PV-10	Proved Developed	Proved Undeveloped	Total Proved	PV-10
Mmcfe	Mmcfe	Mmcfe		Mmcfe	Mmcfe	Mmcfe
47,579	51,172	98,751	$161,000	47,579	39,294	86,872	$157,000

The removal of these reserves results in an increase in our depreciation, depletion and amortization expense for each of the periods because the capitalized costs relating to our exploration and production activities are amortized over fewer proved reserves. The removal of such reserves also results in an increase in the gain we recognized in connection with the formation of Abraxas Energy because the additional depreciation, depletion and amortization reduced the net book value of the assets transferred to the partnership.

Accordingly, on November 12, 2007, our Audit Committee concluded that the audited consolidated financial statements contained in our 2006 Form 10-K for the year ended December 31, 2006 and the unaudited consolidated financial statements contained in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007 should not be relied upon based upon the determination that we could not know with reasonable certainty what changes could occur over the next fifteen years which resulted in the reclassification of certain reserves from the proved category. We have effected a restatement through the filing of an amended Annual Report on Form 10-K for the year ended December 31, 2006 and amended Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007.

The following table summarizes the impact of the restatement on our income statement:

	Previously Reported					As Restated
	(dollars in thousands)

	Year Ended 12/31/06	Three Months Ended 03/31/07	Three Months Ended 06/30/07	Six Months Ended 06/30/07	Nine Months Ended 09/30/07	Year Ended 12/31/06	Three Months Ended 03/31/07	Three Months Ended 06/30/07	Six Months Ended 06/30/07	Nine Months Ended 09/30/07
Depreciation, depletion and amortization	$14,393	$3,401	$3,355	$6,756	$10,367	$14,939	$3,655	$3,601	$7,256	$10,867
Operating income	19,575	3,801	6,986	10,787	16,698	19,029	3,547	6,740	10,287	16,198
Gain on sale	—	—	58,498	58,498	58,498	—	—	59,335	59,335	59,335
Net income	1,246	(734)	56,894	56,160	59,158	700	(988)	57,485	56,497	59,495

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The members of our Audit Committee have discussed the matters disclosed in this Current Report on Form 8-K/A in this Item 4.02(a) with our independent registered public accounting firm.

As a result of the restatement of our financial statements as disclosed in this Report, our chief Executive Officer and Principal Accounting Officer reconsidered the adequacy of our internal controls and disclosure controls for the periods indicated.  Based on this reassessment, they continue to believe that such controls and procedures were effective as of the end of the year ended December 31, 2006, and for each of the quarters ended March 31, 2007; June 30, 2007; and September 30, 2007, using the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control - Integrated Framework.

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Item 7.01. Regulation FD Disclosure

On November 13, 2007, we issued a press release announcing a revision of the previously reported results for the year ended December 31, 2006, the three months ended March 31, 2007, the three months and six months ended June 30, 2007 and the nine months ended September 30, 2007.

The information contained in Item 7.01 of this Current Report on Form 8-K/A and the exhibits attached hereto shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Abraxas Petroleum Corporation

By:	/s/ Chris E. Williford

Chris E. Williford, Executive Vice President,

Chief Financial Officer and Treasurer

Dated: November 15, 2007

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